Exhibit 99.1

          GEORGE MINNICH TO SPEAK AT PRUDENTIAL EQUITY GROUP CONFERENCE

    WHITE PLAINS, N.Y., Sept. 27 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE: ITT) Chief Financial Officer George Minnich today will present at the Prudential Equity Group's "Inside our Best Ideas" Conference. Minnich's comments are scheduled to begin at 5:00pm EDT.

    In his comments regarding ITT's third quarter earnings, Minnich will say:
"Based on the trends we have seen in our businesses, we are confident our third quarter earnings will come in at the high end of our stated range of $0.74 - $0.76 per share, excluding special items."

    The 3Q earnings forecast is $0.74 - $0.76, excluding special items but including the impact of FAS 123R; the full year is $2.95 - $3.00 on the same basis, representing a 14-16 percent increase over 2005. Excluding FAS 123R, the 2006 full year earnings per share forecast is $3.04 - $3.09, up 17-19 percent from the prior year. As previously announced, the company plans to continue to invest the first quarter gains from the disposition of two businesses into restructuring actions throughout 2006. In addition, the company continues to prepare the Electronic Components' Switches business for disposition and is evaluating the timing of reporting the results of this business in discontinued operations. The company estimates that the Electronic Components' Switches business will generate approximately $0.12 of earnings per share during 2006.

    Minnich's entire presentation will be webcast live at: www.itt.com/ir

    About ITT Corporation

    ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electronic components market with a wide range of products. Headquartered in White Plains, NY, the company generated $7.4 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the NYSE Arca, Paris, London and Frankfurt exchanges.

    For free B-roll/video content and logo about ITT Corporation, please log onto www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

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    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  ITT Corporation
    -0-                             09/27/2006
    /CONTACT: Tom Martin of ITT Corporation, +1-914-641-2157, tom.martin@itt.com/
    /Web site:  http://www.itt.com
                http://www.itt.com/ir
                http://www.thenewsmarket.com/ITT /